EXHIBIT 99.1

Investor Contacts:	Fredrick R. Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

StockerYale Announces First Quarter 2004 Financial Results

Company Reports Record Revenues And Order Bookings
Narrower Operating Loss

Salem, NH, April 13, 2004 - - StockerYale, Inc., (NASDAQ: STKR), a leading independent provider of photonics-based products today announced its financial results for the first quarter ended March 31, 2004.

Revenues for the first quarter 2004 totaled $4.2 million, a 31% increase over the $3.2 million reported in the fourth quarter of 2003 and up 16% compared to the $3.6 million reported in the first quarter 2003. Revenue growth was driven by higher laser and LED shipments, as well as an increase in machine vision system sales from Southeast Asia. The operating loss for the quarter was $1.5 million, compared with an operating loss of $2.7 million, excluding asset impairment charges, in the fourth quarter 2003 and a $2.0 million loss in the first quarter a year ago.

First quarter order bookings increased 40% to $4.9 million from $3.5 million the previous quarter reflecting improving market conditions across all product lines, as well as positive customer reception to new products launched in the second half of 2003. Due to higher sales, improved product mix and lower manufacturing overhead, the Company reported a gross profit of $1.2 million, or 30% of revenues, during the first quarter of 2004, up from a gross profit of $0.3 million, or 8% of revenues, in the previous quarter and $0.9 million, or 26% of revenues in the first quarter of 2003. Operating expenses declined 10% sequentially and comparatively as the Company continued to aggressively manage costs. R&D spending represented 20% of revenues in the first quarter 2004 compared to 31% last quarter and 25% for the first quarter 2003.

"The first quarter represented a record in terms of revenues and order bookings for StockerYale, as the Company generated new product momentum from substantial technology investments over the last two years, as well as the improving global market conditions," said Mark W. Blodgett, chief executive officer. "The dramatic restructuring of operations to reduce costs, a refocused product development effort, and a more diversified sales strategy that created new sales channels for our products has positioned the Company for continued financial improvement in 2004," Blodgett added.

During the quarter the Company took additional steps to further reduce operating costs and improve balance sheet quality and liquidity. In February the Company completed a $6.6 million equity/convertible note offering. Proceeds were used to pay off a high amortization mortgage on its Salem, New Hampshire facility and for working capital purposes. As a result of prepaying the mortgage, the Company incurred a non-cash charge of $266,000. The Company expects to further reduce indebtedness and interest costs over the next several quarters. The Company's new COO, Ricardo Diaz, continues to streamline manufacturing and increase product development efficiency.

The Company also reports that it is consolidating its laser, fluorescent and fiber optic illumination production into its Montreal R&D and manufacturing facility. In addition to increasing overall productivity, the Company expects to generate an additional $1 million in annualized savings and improve working capital efficiency when completed this quarter. Lastly, the Company has hired Vitale, Caturano & Co. as its new auditors. Vitale, Caturano is New England's largest regional accounting firm and will provide the Company with improved customer service at a lower overall cost.

Outlook
"The first quarter represents a turning point for StockerYale as we exceeded our internal financial and operational objectives for the quarter," said Blodgett. "While we are pleased with the rebound in our traditional machine vision and assembly inspection markets, we are aggressively implementing a new product development strategy to increase long-term sales growth in new markets. Currently we are introducing lasers for both defense and bio-medical applications, and expect to announce an important new customer win in this market shortly. Finally, there are signs that demand for telecom components is stabilizing and our line of specialty fibers and diffractive optics are well positioned to benefit from any market improvement. Given stronger order bookings over the last two quarters, new product momentum, improving gross margins and further cost savings we are confident that the Company will continue to exhibit a marked improvement in its overall performance."

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results.

About StockerYale
StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, contact StockerYale, Inc.,
32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604;
Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale's plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale's control including, but not limited to: uncertainty that StockerYale's new photonics-based products launched in 2002 will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale's form 10-K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements. The first quarter results have not been reviewed by our new auditors, Vitale, Caturano & Company. A quarterly review will be performed prior to the Company filing its 2004 first quarter Form 10-Q.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Consolidated Statements of Operations
($ In thousands except per share data)

	Three Months Ended March 31,
	2004	2003
Net Sales	$4,159	$3,584
Cost of Sales	2,922	2,635
Gross Profit	1,237	949
Research & Development Expenses	820	890
Selling, General & Administrative Expenses	1,794	2,004
Amortization of Intangible Assets	80	80
Operating Income/(Loss)	(1,457)	(2,025)
Interest & Other Income/(Expense)	(5)	(78)
Warrant & Debt Acquisition Expense	402	43
Interest Expense	149	141
Pretax Income/(Loss)	(2,013)	(2,287)
Tax Provision (Benefit)	4	(150)
Net Income/(Loss)	($2,017)	($2,137)
Earnings/(Loss) Per Share	($0.12)	($0.17)
Weighted Average Shares Outstanding	16,636,302	12,782,070

Consolidated Condensed Balance Sheets

Assets	March 31, 2004

December 31, 2003

Total Cash	$1,075	$1,008
Accounts Receivable, Net	2,378	2,102
Inventory, Net	3,778	3,799
Other Current Assets	379	188
Total Current Assets	7,610	7,097
Property, Plant & Equipment, Net	20,021	20,550
Other Assets	5,047	5,042
	$32,678	$32,689

LIABILITIES AND STOCKHOLDERS EQUITY
Short-term Debt	$7,113	$8,456
Current Liabilities	3,299	3,051
Total Current Liabilities	$10,412	$11,507
Other Liabilities	17	17
Long-Term Debt	3,573	3,934
Stockholders Equity	18,676	17,231
	$32,678	$32,689

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Exhibit 99.1 / STKR /	END	FORM 8-K